Exhibit 15.1

November 6, 2007

Bois d'Arc Energy, Inc.
Chase Tower
600 Travis, Suite 5200
Houston, TX 77002

Shareholders and Board of Directors
Bois d'Arc Energy, Inc.

We are aware of the incorporation by reference in the Registration Statement No. 333-127744 filed on Form S-8 of Bois d'Arc Energy, Inc. of our report dated November 6, 2007 relating to the unaudited consolidated interim financial statements of Bois d'Arc Energy, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2007.

/s/ Ernst & Young LLP

Dallas, Texas